As filed with the Securities and Exchange Commission on February 20, 1998

                                                     File No.  333-____________

_______________________________________________________________________________

                            SECURITIES AND EXCHANGE
                                   COMMISSION
                             WASHINGTON, D.C. 20549

                           __________________________

                                    FORM S-8

                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933


                               KOPIN CORPORATION
_______________________________________________________________________________
             (Exact Name of Registrant as Specified in Its Charter)

                                    DELAWARE
_______________________________________________________________________________
         (State or Other Jurisdiction of Incorporation or Organization)

                                   04-2833935
_______________________________________________________________________________
                      (I.R.S. Employer Identification No.)

695 Myles Standish Blvd., Taunton, MA                                02780-1042
_______________________________________________________________________________
(Address of Principal Executive Offices)                             (Zip Code)

              KOPIN CORPORATION 1992 STOCK OPTION PLAN, AS AMENDED
            KOPIN CORPORATION DIRECTOR STOCK OPTION PLAN, AS AMENDED
_______________________________________________________________________________
                           (Full Title of the Plans)

                                    Copy to

John C.C. Fan                          John J. Concannon III, Esq.
Chief Executive Officer                Bingham Dana LLP
Kopin Corporation                      150 Federal Street
695 Myles Standish Blvd.               Boston, MA 02110
Taunton, MA 02780-1042
_______________________________________________________________________________
                    (Name and address of agent for service)

(508) 824-6696                                                  (617) 951-8000
_______________________________________________________________________________

         (Telephone Number, Including Area Code, of Agent For Service)

_______________________________________________________________________________
                        CALCULATION OF REGISTRATION FEE

                                            Proposed
Title of                       Proposed     Maximum
Securities       Amount        Maximum      Aggregate        Amount of
to be            to be         Offering     Offering         Registration
Registered       Registered    Price*       Price*           Fee

Common Stock     1,325,000     $  *        $   *            $6,863.76
$.01 par
value per share
_______________________________________________________________________________

* This estimate is made pursuant to Rule 457(h) solely for the purpose of determining the registration fee. It is not known how many shares will be purchased under the Plan or at what price such shares will be purchased. The above calculation is based on the offering of up to 1,325,000 shares at a purchase price of $17.56 per share, which purchase price was the average of the high and low prices of the Registrant's Common Stock as reported on February 17, 1998.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3:    Incorporation of Documents by Reference

     The following documents are incorporated by reference in this Registration
Statement: (a) the undersigned Registrant's Annual Report filed on Form 10-K for the fiscal year ended December 31, 1996; (b) all other reports previously filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since December 31, 1996; and (c) the description of the Registrant's Common Stock contained in a Registration Statement on Form S-1 filed under the Exchange Act, on March 8, 1993 (Registration No. 33-57450), including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such documents.


Item 4:    Description of Securities

      Not applicable.


Item 5:    Interests of Named Experts or Counsel

      Not applicable.


Item 6:    Indemnification of Directors and Officers

     The Delaware General Corporation Law (the "DGCL") permits a Delaware corporation to include in its certificate of incorporation a provision limiting or eliminating, under certain circumstances, the potential liability of directors to the Registrant or its stockholders by reason of their conduct as directors.

     The DGCL also permits the Registrant to indemnify its directors (and officers, employees and agents) against expenses and, in suits other than those brought by or for the Registrant itself, losses if the person acted in good faith and in a manner believed to be in, or not opposed to, the best interests of the Registrant. The By-laws of the Registrant provide that the Registrant will indemnify its directors, officers, employees and agents as authorized by the DGCL.

     The Registrant's Amended and Restated Certificate of Incorporation provides for the limitation or elimination of potential monetary liability of directors to the Registrant in certain circumstances. The DGCL does not permit any limitation on or the elimination of the liability of a director for breach of the duty of loyalty to the corporation or its stockholders, failing to act in good faith, engaging in intentional misconduct or in a knowing violation of law, engaging in any transaction from which the director derived an improper personal benefit or paying a dividend or approving a stock repurchase that was illegal under the DGCL.


Item 7:    Exemption from Registration Claimed

      Not applicable.


Item 8:    Exhibits

     The following exhibits are filed as part of or incorporated by reference into this Registration Statement:

    4.1*    Amended and Restated Certificate of Incorporation of the Registrant.

    4.2**   Amended and Restated By-laws, as amended, of the Registrant.

    4.3***  Kopin Corporation 1992 Stock Option Plan, as amended.

    4.4**** Kopin Corporation Director Stock Option Plan, as amended.

    5 Opinion and Consent of Bingham Dana LLP as to the legality of the securities being registered.

    23.1    Consent of Deloitte & Touche LLP.

    23.2    Consent of Bingham Dana LLP - included in Exhibit 5.

     ______________
     * Filed as Exhibit 3.1 to registration statement on Form S-1, File No. 33-57450 and incorporated herein by reference.

    ** Filed as Exhibit 3.2 to registration statement on Form S-1, File
       No. 33-57450 and incorporated herein by reference.

   *** Filed as Appendix A to proxy statement filed pursuant to Rule 14a-6 of the Exchange Act, filed with the Securities and Exchange Commission on April 10, 1997, and incorporated herein by reference.

  **** Filed as Appendix B to proxy statement filed pursuant to Rule 14a-6 of the Exchange Act, filed with the Securities and Exchange Commission on April 10, 1997, and incorporated herein by reference.


Item 9:    Undertakings

           The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and

Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Taunton, Commonwealth of Massachusetts, on the 20th day of February, 1998.

                               KOPIN CORPORATION


                          By: /s/ John C. C. Fan
                              John C. C. Fan
                              Chief Executive Officer


                               POWER OF ATTORNEY

     We, the undersigned officers and directors of Kopin Corporation, hereby severally constitute and appoint John C.C. Fan and Paul J. Mitchell and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as officers and Directors to enable Kopin Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys or any of them, to said Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


       Signature                 Title                Date


/s/ John C. C. Fan       Chief Executive Officer,     February 20, 1998
John C. C. Fan           President (Principal
                         Executive Officer) and
                         Director


/s/ David E. Brook       Director and Secretary       February 20, 1998
David E. Brook

/s/ Andrew H. Chapman    Director                     February 20, 1998
Andrew H. Chapman

/s/ Morton Collins       Director                     February 20, 1998
Morton Collins

______________________   Director                     February 20, 1998
Chi Chia Hsieh

______________________   Director                     February 20, 1998
Vallobh Vimolvanich

/s/ Michael A. Wall      Director                     February 20, 1998
Michael A. Wall

/s/ Paul J. Mitchell     Chief Financial Officer      February 20, 1998
Paul J. Mitchell         (Principal Accounting
                         Officer and Principal
                         Financial Officer)

                                 EXHIBIT INDEX


  Exhibit No.    Description of Documents

      4.1*       Amended and Restated Certificate of
                 Incorporation of the Registrant.

      4.2** Amended and Restated By-laws, as amended, of the Registrant.

      4.3*** Kopin Corporation 1992 Stock Option Plan, as amended.

      4.4**** Kopin Corporation Director Stock Option Plan, as amended.

      5          Opinion and Consent of Bingham, Dana &
                 Gould LLP as to the legality of the securities being registered.

      23.1       Consent of Deloitte & Touche LLP.

      23.2       Consent of Bingham Dana LLP
                 (included in Exhibit 5).
      ______________

      * Filed as Exhibit 3.1 to registration statement on Form S-1, File No. 33-57450 and incorporated herein by reference.

      ** Filed as Exhibit 3.2 to registration statement on Form S-1, File No. 33-57450 and incorporated herein by reference.

      *** Filed as Appendix A to proxy statement filed pursuant to Rule 14a-6 of the Exchange Act, filed with the Securities and Exchange Commission on April 10, 1997, and incorporated herein by reference.

      **** Filed as Appendix B to proxy statement filed pursuant to Rule 14a-6 of the Exchange Act, filed with the Securities and Exchange Commission on April 10, 1997, and incorporated herein by reference.

                                                                    Exhibit 5







                               February 20, 1998



Kopin Corporation
695 Myles Standish Boulevard
Taunton, Massachusetts  02780-1042

      Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

     This opinion is furnished in connection with the registration, pursuant to a Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the "Act"), to be filed with the Securities and Exchange Commission on February 20, 1998 (the "Registration Statement"), of 1,325,000 shares (the "Shares") of common stock, par value $.01 per share (the "Common Stock"), of Kopin Corporation, a Delaware corporation (the "Company"), which are or will be issuable to employees, directors, consultants and advisors of the Company upon the exercise of options granted pursuant to the Company's 1992 Stock Option Plan, as amended (the "1992 Plan") and the Director Option Plan (the "Director Plan") of the Company (together, the "Plans").

     We have acted as counsel to the Company in connection with the foregoing registration of the Shares. We have examined and relied upon originals or copies of such records, instruments, certificates, memoranda and other documents as we have deemed necessary or advisable for purposes of this opinion and have assumed, without independent inquiry, the accuracy of those documents. In that examination, we have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing such documents. We have further assumed that all options granted or to be granted pursuant to the Plans were or will be validly granted in accordance with the terms of the Plans and that all Shares to be issued upon exercise of such options will be issued in accordance with such options and the Plans.

     This opinion is limited solely to the Delaware General Corporation Law as applied by courts located in Delaware.

     Based upon and subject to the foregoing, we are of the opinion that, upon the issuance and delivery of the Shares in accordance with the terms of such options and the Plans, the Shares will be legally issued, fully paid and non-assessable shares of the Company's Common Stock.

     We consent to the filing of a copy of this opinion as an exhibit to the Registration Statement.

                                    Very truly yours,

                                    /s/ Bingham Dana LLP
                                    BINGHAM DANA LLP

                                                                   Exhibit 23.1




INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Kopin Corporation and Subsidiaries on Form S-8 of our reports dated
February 10, 1997 (March 7, 1997 as to Note 13), appearing in the Annual Report on Form 10-K of Kopin Corporation for the year ended December 31, 1996.



DELOITTE & TOUCHE LLP
Boston, Massachusetts


February 16, 1998